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                                                                   EXHIBIT 10.44




                           UNIT AND WARRANT AGREEMENT

         Implant Sciences Corporation, a Massachusetts corporation (the "Company"), and American Securities Transfer & Trust, Inc. ("AST"), 1825 Lawrence Street, Suite 444, Denver, Colorado 80202, a Colorado corporation (the "Agent"), agree as follows:

         1. Purpose. The Company proposes to publicly offer and issue 1,150,000 units ("Units"), each Unit consisting of (i) one share (a "Share") of the Company's common stock, $.10 par value per share ("Common Stock"), and (ii) one Redeemable Common Stock Purchase Warrant (a "Warrant") permitting the purchase of one Share of Common Stock. The Agent has agreed to serve as Transfer Agent for the Common Stock and the preferred stock, $.10 par value per share, of the Company pursuant to that certain Agreement Appointing Transfer Agent and
                  Registrar, dated October 19, 1998, between the Company and the Agent (the "Transfer Agent Agreement"). The Company and the Agent now wish to provide for the Agent to act as transfer agent for the Units and warrant agent for the Warrants.
                  Subject to the terms and conditions of this Agreement and the Transfer Agent Agreement, the Company hereby authorizes the Agent to originally issue, register and countersign certificates representing the Units and the Warrants covered by this Agreement upon being furnished with an appropriate written request signed by an officer of the Company, a certified copy of the resolutions of the Board of Directors or a copy of
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                  the minutes of a meeting of the Board of Directors authorizing such issuance and, if specifically requested by the Agent, an opinion of counsel regarding the status of such securities under the Securities Act of 1933, as amended (the "Securities Act"), and any other applicable Federal or state statutes. The Agent hereby agrees to serve as transfer agent for the Units and warrant agent for the Warrants and to establish and maintain such books and records as may be required for the performance of its agency duties and responsibilities, and to establish and maintain ledgers for the Company and to make entries therein of all Certificates (as defined in Section 5) issued, canceled and transferred.

         2. Units. The Common Stock and the Warrants which comprise the Units will trade only as Units until the earlier of (a) thirteen months after ___ (the date of the Prospectus for the initial public offering of the Units (the "Prospectus Date")) or (b) such time as may be determined by ISG Solid Capital Markets, LLC and Schneider Securities, Inc. (collectively, the "Representatives"); but in any event for a period of not less than 30 days from the Prospectus Date. Such time being hereinafter referred to as the "Separation Date." In the event that the Separation Date shall occur as a result of the decision of the Representatives, the Company shall promptly so notify the Agent in writing. After the occurrence of the Separation Date, Units shall be treated as separate Shares and Warrants on the books and ledgers maintained by the Agent. After the Separation Date the Agent shall cease to issue certificates representing Units

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                  and shall issue certificates representing Shares and Warrants and/or make other appropriate book entries upon the exchange, split up, or transfer of a Unit.

         3. Warrants. Subject to this Agreement including, without limitation, Sections 4, 8, 12, and 13, each Warrant will entitle the registered holder of a Warrant ("Warrant Holder") to purchase from the Company one Share at 120% of the initial public offering price per share of the Common Stock included in the Units (the "Exercise Price"). A Warrant Holder may exercise all or any number of Warrants resulting in the purchase of a whole number of Shares.

         4. Exercise Period. Subject to this Agreement including, without limitation, Section 8, the Warrants may be exercised at any time during the period commencing thirteen months after the Prospectus Date (the "Commencement Date") and ending at 5:00 p.m., New York City time three years after the Commencement Date (as such date may be extended in accordance with the provisions of Section 8(h) hereof, the "Expiration Date"). After the Expiration Date, any unexercised Warrants will be void and all rights of Warrant Holders shall cease.

         5. Certificates. The Unit Certificates shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached to this Agreement. Unit Certificates shall be signed by, or shall bear the facsimile signature of, the President or a Vice President of the Company and the Treasurer or an Assistant Treasurer of


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                  the Company and shall bear a facsimile of the Company's
                  corporate seal. If any person, whose facsimile signature has been placed upon any Unit Certificate as the signature of an officer of the Company, shall have ceased to be such officer before such Unit Certificate is countersigned, issued and delivered, such Unit Certificate shall be countersigned, issued and delivered with the same effect as if such person had not ceased to be such officer. Any Unit Certificate may be signed by, or made to bear the facsimile signature of, any person who at the actual date of the preparation of such Unit Certificate shall be a proper officer of the Company to sign such Unit Certificate even though such person was not such an officer upon the date of the Agreement.

                           The Warrant Certificates shall be in registered form
                  only and shall be substantially in the form set forth in Exhibit B attached to this Agreement. Warrant Certificates shall be signed by, or shall bear the facsimile signature of, the President or a Vice President of the Company and the Treasurer or an Assistant Treasurer of the Company and shall bear a facsimile of the Company's corporate seal. If any person, whose facsimile signature has been placed upon any Warrant Certificate as the signature of an officer of the Company, shall have ceased to be such officer before such Warrant Certificate is countersigned, issued and delivered, such Warrant Certificate shall be countersigned, issued and delivered with the same effect as if such person had not ceased to be such officer. Any Warrant Certificate may be signed by, or made to bear the facsimile signature of, any person who at the actual date of the preparation of such Warrant Certificate shall be a proper officer of the Company to


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                  sign such Warrant Certificate even though such person was not such an officer upon the date of the Agreement.

                           The Company shall furnish the Agent with a sufficient
                  quantity of blank Certificates and from time to time will renew such supply upon the reasonable request of the Agent. Such blank Certificates shall be properly signed by officers of the Company authorized by law and in accordance with the Company's by-laws to sign such Certificates and, if requested by the Agent, shall bear the corporate seal or a facsimile thereof.

                           Unit Certificates and Warrant Certificates are
                  sometimes hereinafter referred to collectively as "Certificates." The holder of a Certificate is referred to herein as a "Holder".

         6. Countersigning. Certificates shall be manually countersigned by the Agent and shall not be valid for any purpose unless so countersigned. The Agent hereby is authorized to countersign and deliver to, or in accordance with the proper instructions of, any Unit Holder or Warrant Holder any Certificate which is properly issued.

         7. Registration of Transfer and Exchanges. Subject to this Agreement including, without limitation, Sections 1 and 2, the Agent shall from time to time register the transfer of any outstanding Certificate upon records maintained by the Agent for such


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                  purpose upon surrender of such Certificate to the Agent for transfer, accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Agent and duly executed by the Holder or a duly authorized attorney. Upon any such registration of transfer, a new Certificate or Certificates shall be issued in the name of and to the transferee and the surrendered Certificate shall be canceled.

         8.       Exercise and Redemption of Warrants.

                  (a) Subject to this Agreement including, without limitation, Sections 8(i), 12 and 13, any one Warrant or any multiple of one Warrant evidenced by any Warrant Certificate may be exercised upon any single occasion on or after the Exercise Date, and on or before the Expiration Date (as more particularly set forth in Section 4). A Warrant shall be exercised by the Warrant Holder by surrendering to the Agent the Warrant Certificate evidencing such Warrant with the exercise form on the reverse of such Warrant Certificate duly completed and executed and delivering to the Agent, by good check or bank draft payable to the order of the Company, the Exercise Price for each Share to be purchased.

                  (b) Upon receipt of a Warrant Certificate with the exercise form thereon duly executed together with payment in full of the Exercise Price for the Shares for which Warrants are then being exercised, the Agent shall requisition from any transfer agent for the Shares, and upon receipt shall make delivery of, certificates evidencing the total number of whole Shares for which Warrants


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                           are then being exercised in such names and
                           denominations as are required for delivery to, or in accordance with the instructions of, the Warrant Holder. Such certificates for the Shares shall be deemed to be issued, and the person to whom such Shares are issued of record shall be deemed to have become a holder of record of such Shares, as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, whichever shall last occur; provided that if the books of the Company with respect to the Shares shall be deemed to be closed, the person to whom such Shares are issued of record shall be deemed to have become a record holder of such Shares, as of the date on which such books shall next be open (whether before, on or after the Expiration Date), whichever shall have last occurred.

                  (c) If less than all the Warrants evidenced by a Warrant Certificate are exercised upon a single occasion, a new Warrant Certificate for the balance of the Warrants not so exercised shall be issued and delivered to, or in accordance with, transfer instructions properly given by the Warrant Holder until the Expiration Date.

                  (d) All Warrant Certificates surrendered upon exercise of the Warrants shall be canceled and shall not be reissued.

                  (e) Upon the exercise of any Warrant, the Agent shall promptly deposit the payment into an escrow account established by mutual agreement of the Company and the Agent at a federally insured commercial bank. All funds deposited in the escrow account will be disbursed on a weekly basis to the


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                           Company once they have been determined by the Warrant
                           Agent to be collected funds. Once the funds are determined to be collected, the Warrant Agent shall cause the share certificate(s) representing the exercised Warrants to be issued.

                  (f) Usual and customary out-of-pocket expenses incurred by American Securities Transfer & Trust, Inc. while acting in the capacity as Agent will be paid by the Company. These expenses, including costs of delivery of Share certificates to the Warrant Holder upon exercise of Warrants, will be deducted from the exercise fee submitted prior to distribution of funds to the Company. A detailed accounting statement relating to the number of Shares exercised, names of registered Warrant Holder(s) and the net amount of exercised funds remitted will be given to the Company with the payment of each exercise amount.

                  (g) Except as otherwise provided in Section 9 of this Agreement, at the time of exercise of the Warrant(s), the transfer fee is to be paid by the Company. In the event the shareholder must pay the fee and fails to remit same, the fee will be deducted from the proceeds prior to distribution to the Company.

                  (h) The Company in its sole discretion, may extend the Expiration Date. If the Company elects to do so, it will give not less than 30 days prior written notice of such extension, specifying the date to which the Expiration Date has been extended, to the Agent, the Warrant Holders and to any stock exchange or Self Regulatory Organization on which the Warrants may be listed.


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                  (i)      The Company may redeem the Warrants after the
                           Warrants become exercisable, by giving notice to the Agent, if the Common Stock of the Company shall have had a Closing Price (hereinafter defined) of not less than 140% per share of the assumed initial public offering price of the Common Stock included in the Units for a period of 15 consecutive trading days after the Warrants became exercisable. The Company shall pay Warrant Holders $.20 per Warrant for each Warrant not exercised prior to the close of business on the date specified in the notice ("Redemption Call Date"). Whenever the Exercise Price is adjusted pursuant to Section 13, a similar and proportionate adjustment will be made in the redemption price. Such notice shall contain a certification by the Company that the above condition to redemption of the Warrants has been satisfied. Notice of redemption shall be mailed by the Agent to all registered holders of Warrants in accordance with the provisions of Section 20, at least 30 days, but no more than 60 days, prior to the Redemption Call Date. The Agent shall mail such notice to all registered holders of Warrants on a date designated by the Company, but in no event shall such designated date be earlier than the fifth business day after the date on which the Agent received notice of the redemption from the Company. The right to exercise the Warrants shall expire at the close of business on the Redemption Call Date. At the time of any such notice or any time after such notice or prior to the Redemption Call Date, the Company may deposit, or cause its nominee to deposit, the aggregate redemption price (the calculation


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                           of which shall be certified by the Company or its
                           agents) for disbursal of the monies so deposited upon proper surrender of the Warrants. In the event the Warrant Holder shall not, within three years after the Redemption Call Date, claim the amount deposited for the redemption of the Warrants, the depositary shall upon demand pay over to the Company such unclaimed amounts and shall thereafter be relieved from all responsibility.

                  (j) As used in this Warrant Agreement, the term "Closing Price" of the shares of Common Stock for a day or days shall mean (i) if the shares of Common Stock are not listed or admitted for trading on a national securities exchange, (A) the closing bid price of the shares of Common Stock in the Nasdaq Small Cap Market (or on the Nasdaq Stock Market, if so quoted) or (B) if the shares of Common Stock are not so quoted, in the over-the-counter market, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, or (ii) if the shares of Common Stock are listed or admitted for trading on a national securities exchange, the last reported sale price regular way, or, in case no such reported sale takes place on such day or days, the reported closing bid price regular way, in either case on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading.

         9. Transfer Taxes and Fees. The Company will pay all transfer taxes and fees attributable to the initial issuance of Shares upon exercise of Warrants. The Company


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                  shall not, however, be required to pay any transfer taxes and fees which may be payable in respect to any transfer involved in any issue of Unit Certificates or Warrant Certificates or in the issue of any certificates of Shares in the name other than that of the Warrant Holder upon the exercise of any Warrant.

         10. Mutilated or Missing Certificates. On receipt by the Company and the Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Certificate, the Company shall execute and the Agent shall countersign and deliver in lieu thereof, a new Certificate representing an equal aggregate number of Units or Warrants as the case may be. In the case of loss, theft or destruction of any Certificate, the Holder requesting issuance of a new Certificate shall be required to secure an indemnity bond from an approved surety bonding company. In the event a Certificate is mutilated, such Certificate shall be surrendered and canceled by the Agent prior to delivery of a new Certificate. Applicants for a substitute Certificate shall also comply with such other regulations and pay such other reasonable charges as the Agent may prescribe.

         11. Reservation of Shares. For the purpose of enabling the Company to satisfy all obligations to issue Shares upon exercise of Warrants, the Company will at all times reserve and keep available free from preemptive rights, out of the aggregate of its authorized but unissued shares, the full number of Shares which may be issued upon the exercise of the Warrants and such Shares will upon issue be fully paid and


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                  nonassessable by the Company and free from all taxes, liens, charges and security interests with respect to the issue thereof.

         12. Governmental Restrictions. If any Shares issuable upon the exercise of Warrants require registration or approval of any governmental authority, the Company will endeavor to secure such registration or approval; provided that in no event shall such Shares be issued, and the Company shall have the authority to suspend the exercise of all Warrants, until such registration or approval shall have been obtained. If any such period of suspension continues past the Expiration Date, all Warrants, the exercise of which have been requested on or prior to the Expiration Date, shall be exercisable upon the removal of such suspension until the close of business on the business day immediately following the expiration of such suspension.

                  Notwithstanding any other provision of this Agreement or of the Warrants to the contrary, the Warrants shall not be exercisable by the holder of any Warrant Certificate (a) if a registration statement covering the issuance of the shares of Common Stock subject to such Warrant is not effective at the time of exercise or an exception from registration not available or (b) if such holder is resident in a jurisdiction under the securities or blue sky laws of which the shares of Common Stock issuable upon exercise of such Warrant Certificate are not registered or qualified or exempt from registration or qualification or in which a current prospectus


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                  meeting the requirements of the laws of such jurisdiction
                  cannot be lawfully delivered by or on behalf of the Company.

                  The Company covenants and agrees that it will file a registration statement under the Securities Act, (which registration statement may be the registration statement for the Company's initial public offering), use its best efforts to cause such registration statement to become effective, use its best efforts to keep such registration statement current, if required under the Securities Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a) (3) of the Securities Act to any Holder exercising a Warrant (if so required by the Securities
                  Act).

         13. Adjustment of Exercise Price, Number of Shares, or Number of Warrants. The Exercise Price, the number and kind of securities purchasable upon the exercise of each Warrant, and the number of Warrants outstanding shall be subject to adjustment from time to time upon the happening of the events enumerated in this Section 13.

                  (a) In case the Company shall at any time after the date of this Warrant Agreement (i) pay a dividend in shares of Common Stock or other stock of the Company or make a distribution in shares of Common Stock or such other stock to holders of all its outstanding shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv)


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                           issue by reclassification of its shares of Common
                           Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number and kind of shares purchasable upon exercise of each Warrant outstanding immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled to receive at the same aggregate Warrant Exercise Price the kind and number of shares of Common Stock or other securities of the Company which the holder would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised in full immediately prior to the earlier of the happening of such event or any record date with respect thereto. In the event of any adjustment of the total number of shares of Common Stock purchasable upon the exercise of the then outstanding Warrants pursuant to this paragraph (a), the Exercise Price shall be adjusted to be the amount resulting from dividing the number of shares of Common Stock (including fractional shares of Common Stock) covered by such Warrant immediately after such adjustment into the total amount payable upon exercise of such Warrant in full immediately prior to such adjustment. An adjustment made pursuant to this paragraph 13(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. Such adjustment shall be made successively whenever any event listed above shall occur.


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                  (b)      In case the Company shall issue rights, options, or
                           warrants to all holders of its outstanding shares of Common Stock, entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights, options, or warrants) to subscribe for or purchase shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) at a price per share of Common Stock (or having an exchange or conversion price per share of Common Stock, with respect to a security exchangeable for or convertible into shares of Common Stock) which is less than 95% of the current Market Price per share of Common Stock (as defined in paragraph (d) of Section 13) on such record date, then the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial exchange or conversion price of the exchangeable or convertible securities to be offered) would purchase at such Market Price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the exchangeable or convertible securities so to be offered are initially exchangeable or convertible). Such adjustment shall become effective at the


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                           close of business on such record date; however, to
                           the extent that shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) are not delivered after the expiration of such rights, options, or warrants, the Exercise Price shall be readjusted (but only with respect to Warrants exercised after such expiration) to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors of the Company and shall be described in a statement filed with the Warrant Agent. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.

                  (c) In case the Company shall distribute to all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) evidences of its indebtedness or assets (other than cash dividends and distributions payable out of consolidated net income in accordance with Delaware law or earned surplus and dividends or distributions payable in shares of stock described in paragraph (a) above) or rights, options, or warrants or


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                           exchangeable or convertible securities containing the
                           right to subscribe for or purchase shares of Common Stock (excluding those expiring within 45 days after the record date mentioned in (b) above), then the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, of which the numerator shall be the current Market Price per share of Common Stock (as defined in paragraph (d) of this Section 13) on such record date, less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive and described in a statement filed with the Warrant Agent) of the portion of the evidences of indebtedness or assets so to be distributed or of such rights, options or warrants applicable to one share of Common Stock and of which the denominator shall be such current Market Price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                  (d)      For the purpose of any computation under paragraphs
                           (b) and (c) of this Section 13, the current Market Price per share of Common Stock at any date shall be deemed to be the average daily Closing Prices of the shares of Common Stock for the 15 consecutive trading days commencing 20 trading days before the day in question.


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                  (e)      No adjustment in the Exercise Price shall be required
                           unless such adjustment would require any increase or decrease of at least one percent or more of the Exercise Price; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 13 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be

                  (f) Unless the Company shall have exercised its election as provided in paragraph (g) of this Section 13, upon each adjustment of the Exercise Price as a result of the calculations made in paragraphs (b) or (c) of this Section 13, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to purchase at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest hundredth) obtained by (i) multiplying the number of shares of Common Stock purchasable upon exercise of a Warrant prior to adjustment of the number of shares of Common Stock by the Exercise Price in effect prior to adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect after such adjustment of the Exercise Price.

                  (g) The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Warrants in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Warrant as provided in paragraph (f) of this Section 13. Each of the Warrants


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                           outstanding after such adjustment of the number of
                           Warrants shall be exercisable for one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price. The Company shall cause the Agent to send to each Warrant Holder an announcement of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but shall be at least ten days later than the date such announcement is sent to the Warrant Holders. Upon each adjustment of the number of Warrants pursuant to this paragraph (g), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrant Certificates on such record date Warrant Certificates evidencing, the additional Warrants to which such holders shall be entitled as a result of such adjustment, or at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Warrant Certificates evidencing all the Warrants to which such holders shall be entitled after such adjustment. Warrant Certificates so to be distributed shall be issued, executed, and countersigned in the manner specified in this Agreement (but may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the announcement sent to Warrant Holders.

                  (h) In case of any capital reorganization of the Company, or of any reclassification of the shares of Common Stock (other than a reclassification of the shares of Common Stock referred to in paragraph (a) of this
                           Section 13, or in case of the consolidation of the Company with, or other merger of the Company with, or merger of the Company into, any other corporation (other than a reclassification of the shares of Common Stock referred to in paragraph (a) of this
                           Section 13 or a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Common Stock) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation or entity, each Warrant shall after such capital reorganization, reclassification of shares of Common Stock, consolidation, merger or sale, be exercisable, upon the terms and conditions specified in this Warrant Agreement, for the number of shares or other securities, assets, or cash to which a holder of the number of shares of Common Stock purchasable (at the time of such capital reorganization, reclassification of shares of Common stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of shares of Common Stock, consolidation, merger, or sale; and in any such case, if necessary, the provisions set forth in this
                           Section 13 with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares or other securities, assets, or cash thereafter deliverable on the exercise of the Warrants. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not-be deemed to be a reclassification of the shares of Common Stock for the purposes of this paragraph. The Company shall not effect any such consolidation, merger, or sale, unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to, and in form reasonably acceptable to, the Warrant Agent, the obligations to deliver to the holder of each Warrant such shares, securities, assets, or cash as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Warrant Agreement.

                  (i) In the event that at any time, as a result of an adjustment made pursuant to this Section 13 the holders of a Warrant or Warrants shall become entitled to purchase any shares or securities of the Company other than the shares of Common Stock, thereafter the number of such other shares or securities so purchasable upon exercise of each Warrant and the Exercise Price for such shares or securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in paragraphs (a) through (h) of
                           Section 13, inclusive, and the other provisions of this Agreement, with respect to the shares of Common Stock shall apply on like terms to any such other shares.

                  (j) In any case in which this Section 13 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the holder of any Warrant exercised after such record date the shares of Common Stock if any, issuable upon exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Warrant Agent shall deliver as soon as practicable to such holder a due bill or other appropriate instrument provided by the Company and in form acceptable to the Warrant Agent, evidencing such holder's right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

         14.      Notice to Warrant Holders. Upon any adjustment as described in
                  Section 13, the Company within 20 business days thereafter shall (i) cause to be filed with the Agent a certificate signed by a Company officer setting forth the details of such adjustment, the method of calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause written notice of such adjustments to be given to each Warrant Holder (or Unit Holders, if prior to the Separation Date) as of the record date applicable to such adjustment. Also, if the Company proposes to enter into any reorganization, reclassification, sale of substantially all of its assets, consolidation, merger, dissolution, liquidation or winding up, the Company shall give notice of such fact at least 20 days prior to the consummation of such action to all Warrant Holders (or Unit Holders, if prior to the Separation Date) which notice shall set forth such facts as indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares or other securities and property deliverable upon exercise of the Warrants. Without limiting the obligation of the Company hereunder to provide notice to each Warrant Holder (or Unit Holder, if prior to the Separation Date), failure of the Company to give notice shall not invalidate any corporate action taken by the Company.

         15. No Fractional Warrants or Shares. The Company shall not be required to issue fractions of Warrants upon the reissue of Warrants, any adjustments as described in Section 13 or otherwise; but the Company in lieu of issuing any such fractional interest, shall round up or down to the nearest full Warrant. If the total Warrants surrendered by exercise would result in the issuance of a fractional share, the

                  Company shall not be required to issue a fractional share but rather the aggregate number of shares issuable will be rounded up or down to the nearest full share.

         16. Rights of Warrant Holders. No Warrant Holder, as such, shall have any rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holders, as such, are limited to those rights expressly provided in this Agreement or in the Warrant Certificates. The Company and the Agent may treat the registered Warrant Holder in respect of any Warrant Certificates as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

         17. Agent. The Company hereby appoints the Agent to act as the agent of the Company and the Agent hereby accepts such appointment upon all of the terms and conditions set forth in this Agreement including, without limitation, the following terms and conditions by all of which the Company and every Unit Holder and Warrant Holder, by acceptance of his Units or Warrants, shall be bound:

                  (a) Statements contained in this Agreement and in the Certificates shall be taken as statements of the Company. The Agent assumes no responsibility for the correctness of any of the same except such as describes the Agent or for action taken or to be taken by the Agent.

                  (b) The Agent shall not be responsible for any failure of the Company to comply with any of the Company's covenants contained in this Agreement or in the Warrant Certificates.

                  (c) The Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Agent shall incur no liability or responsibility to the Company or to any Unit Holder or Warrant Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel; provided the Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

                  (d) The Agent shall incur no liability or responsibility to the Company or to any Unit Holder or Warrant Holder for any action taken in reliance upon any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (e) The Company agrees to pay to the Agent compensation for all services rendered by the Agent in the execution of this Agreement in accordance with the fee schedule attached in Exhibit C hereto, to reimburse the Agent for all reasonable out-of-pocket expenses, taxes and governmental charges and all other charges of any kind or nature incurred by the Agent in the execution of this Agreement and to indemnify the Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for this Agreement except those costs and fees arising as a result of the Agent's negligence or bad faith.

                  (f) The Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Unit Holders or Warrant Holders shall furnish the Agent with reasonable security and indemnity for any costs and expenses which may be incurred in connection with such action, suit or legal proceeding, but this provision shall not affect the power of the Agent to take such action as the Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Agent shall be brought in its name as Agent, and any recovery of judgement shall be for the ratable benefit of the Unit Holders or Warrant Holders, as the case may be, as their respective rights or interest may appear.

                  (g) The Agent and any shareholder, director, officer or employee of the Agent may buy, sell or deal in any of the Units or Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Agent under this Agreement. Nothing herein shall preclude the Agent from acting in any other capacity for the Company or for any other legal entity.

                  (h) At any time the Agent may apply to the Company or its counsel for instructions or information, and may consult with its own counsel, with respect to any matter arising in connection with the agency created hereby and the Agent shall not be liable for any action taken or omitted in accordance with such instructions, information or the advice or opinion of such officer or counsel. The Agent shall not be liable for acting upon any paper or document believed by it to be genuine and to have been signed by the proper person(s). The Agent shall also not be liable for recognizing stock certificates which it reasonably believes bear the proper manual or facsimile signatures of the officers of the Company and the proper counter-signature of a transfer agent or registrar, or of a co-transfer agent or co-registrar. The Agent, if it so elects, may rely conclusively, for any and all purposes, upon any advice or transfer or transfers made in the course of transferring or registering original issuances, retirements or cancellation of Units or Warrants; upon advice of stop transfer orders placed, released or in effect against outstanding Certificates; and upon any certification or notification as to the number of Certificates issued, the Certificates representing such Units or Warrants and other information which the Agent may receive from time to time from any co-transfer agent or co-registrar. The Agent shall further not be liable for relying upon all information contained in Certification of Corporate Secretary or otherwise supplied to the Agent by the Company in accordance with the terms of this Agreement. The Agent may deliver to the Company from time to time at its discretion, for safekeeping or disposition by the Company in accordance with law, such records, papers, stock certificates which have been cancelled in transfer or exchanges and other documents accumulated in the execution of its duties hereunder as the Agent may deem expedient, other than those which the Agent is itself required to maintain pursuant to applicable laws and regulations. Upon delivery of such records, the Company shall assume all responsibility for any failure thereafter to produce any record, paper, cancelled stock certificate or other document so returned, if and when required. The Agent will endeavor to notify the Company of, and will follow instructions received from the Company with respect to, any request or demand for the inspection of the Company's books. However, the Agent reserves the right to exhibit the records to any person if it is advised by its counsel that it may be held liable for the failure to exhibit such records to such person.

         18. Successor Agent. Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to the corporate trust business of the Agent, shall be the successor to the Agent hereunder without the execution or filing of any paper or any further act of a party or the parties hereto. In any such event or if the name of the Agent is changed, the Agent or such successor may adopt the countersignature of the original Agent and may countersign Certificates either in the name of the predecessor Agent or in the name of the successor Agent.

         19. Change of Agent. The Agent may resign or be discharged by the Company from its duties under this Agreement, by the Agent or the Company, as the case may be, giving notice in writing to the other, and by giving a date when such resignation or discharge shall take effect, which notice shall be sent at least 30 days prior to the date so specified. If the Agent shall resign, be discharged or shall otherwise become incapable of acting, the Company shall appoint a successor to the Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Agent after discharging the Agent, then any Unit Holder or Warrant Holder may apply to the District Court for Denver County, Colorado, for the appointment of a successor to the Agent. Pending appointment of a successor to the Agent, either by the Company or by such Court, the duties of the Agent shall be carried out by the Company. Any successor Agent, whether appointed by the Company or by such Court, shall be a bank or a trust company, in good standing, organized under the laws of any State of the United States of America, and having at the time of its appointment as Agent, a combined capital and surplus of at least four million dollars. After appointment, the successor Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Agent without further act or deed and the former Agent shall deliver and transfer to the successor Agent any property at the time held by it thereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for effecting the delivery or transfer. Failure to give any notice provided for in this section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Agent or the appointment of the successor Agent, as the case may be.

         20. Notices. Any notice or demand authorized by this Agreement to be given or made by the Agent or by any Unit Holder or Warrant Holder to or on the Company shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Agent), as follows:

                                    Implant Sciences Corporation
                                    107 Audubon Road, #5
                                    Wakefield, MA 01880
                                    Attn:  President


                  With a copy to:

                                    Foley, Hoag & Eliot LLP
                                    One Post Office Square
                                    Boston, MA 02109
                                    Attn: Dave Broadwin, Esq.


                  Any notice or demand authorized by this Agreement to be given or made by any Unit Holder, Warrant Holder or by the Company to or on the Agent shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Agent with the Company), as follows:

                                    American Securities Transfer & Trust, Inc.
                                    1825 Lawrence Street, Suite 444
                                    Denver, CO 80202-1817


                  Any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company or the Agent to or on the Unit Holders or Warrant Holders shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed to the Unit Holders or Warrant Holders at their last known addresses as they shall appear on the registration books for the Certificates maintained by the Agent.

         21. Supplements and Amendments. The Company and the Agent may make such modifications to this Agreement and to the Warrants that they deem necessary and desirable that do not materially adversely affect the interests of the Unit Holders and Warrant Holders. No other modifications may be made to the Units and Warrants without the consent of the majority of the Unit Holders and Warrant Holders, respectively. Reduction of the number of securities purchasable upon the exercise of any Warrant, increase in the exercise price and shortening of the expiration date with respect to any Warrant requires the consent of the holder of such Warrant unless such modification occurs in connection with a stock split, stock dividend, recapitalization, reclassification or similar event.

         22. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         23. Termination. This Agreement shall terminate at the close of business on the Expiration Date or such earlier date upon which all Warrants have been exercised or redeemed; provided, however, that if exercise of the Warrants is suspended pursuant to Section 12 and such suspension continues past the Expiration Date, this Agreement shall terminate at the close of business on the business day immediately following expiration of such suspension. The provisions of Section 17 shall survive such termination.

         24. Governing Law. This Agreement and each Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

         25. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Agent and the Unit Holders and Warrant Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Agent and the Unit Holders and Warrant Holders.

         26. Counterparts. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

Date:   April 9, 1999
------------------------
                                     Implant Sciences Corporation,
                                     a Massachusetts corporation


                                     By: /s/  Darlene M. Deptula-Hicks
                                         ---------------------------------------
                                              Vice President and
                                              Chief Financial Officer
SEAL

ATTEST:

 /s/   Stephen N. Bunker
------------------------
Secretary:
                                     American Securities Transfer & Trust, Inc.,
                                     a Colorado corporation


                                     By: /s/  Gregory D. Tubbs
                                         ---------------------------------------
                                              Vice President:
SEAL

ATTEST:

 /s/   illegible
------------------------
Secretary: